Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 (No. 333-259205) of Royal Bank of Canada of our report dated December 1, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which is filed as Exhibit 2 to Royal Bank of Canada’s Annual Report on Form 40-F for the year ended October 31, 2020. We also consent to the reference to us under the heading, “Experts” which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” which appears in the Annual Information Form which is filed as Exhibit 1 to Royal Bank of Canada’s Annual Report on Form 40-F for the year ended October 31, 2020, which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

September 10, 2021